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                                                                   EXHIBIT 10.12


                                    AMENDMENT
                       RISK CONTRACT MANAGEMENT AGREEMENT
                                 BY AND BETWEEN

                 ELMHURST PHYSICIAN HOSPITAL ORGANIZATION, LLC.
                                       &
                NORTH AMERICAN MEDICAL MANAGEMENT-ILLINOIS, INC.

                                   MAY, 2000


The Risk Contract Management Agreement between Elmhurst Physician Hospital Organization, LLC (ELMCARE), an Illinois limited liability company, and North American Medical Management-Illinois, Inc. (NAMM), an Illinois general business corporation, entered into on May 1, 1995, is hereby amended as follows:

ARTICLE I - DEFINITIONS

1.8 "Territory" - Omitted in its entirety.

ARTICLE 2 - RESPONSIBILITIES OF NAMM

2.3 (b) Allocation of Funds

ELMCARE shall, in good faith and based upon general parameters developed in consultation with NAMM and approved by ELMCARE, allocate capitated payments negotiated with third party payors under the Risk Contracts (to the extent that the third party payor has not already allocated the capitated payments) among the various ELMCARE contracting providers. In addition, ELMCARE shall, in good faith and based upon general parameters developed in consultation with NAMM, develop internal "risk pools" and withhold pools" to create incentives for providers to efficiently provide services under the Risk Contracts (the "NAMM Pools"). The NAMM pools need not coincide with or be identical to risk pools or withhold arrangements established under the Risk Contracts. In creating the amounts to fund such pools, NAMM shall subtract from the capitated payments received under the Risk Contracts: (a) an amount determine by NAMM as the aggregate capitated rates to be paid by ELMCARE to providers; and (b) the Administrative Expense Charge due to NAMM under Section 4.3 below.

2.3 (g) Claims Payment.

NAMM will pay claims to be in compliance with Illinois prompt pay laws. Failure to meet prompt pay requirements may result in interest penalties, as deemed by Illinois prompt pay laws. If such penalties are incurred due to NAMM's lack of payment of eligible claims, NAMM will pay 100% of the penalty cost, to be identified by NAMM and deducted from NAMM's monthly administrative fee, or in paid in a method mutually agreed to by NAMM & ELMCARE.

2.3 (m) - Omitted in its entirety.


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2.3 (o) - Licensure and Accreditation

NAMM shall assist and cooperate fully with ELMCARE and its contract providers and shall provide such information in the possession of NAMM that is reasonably necessary for ELMCARE and its contract providers to satisfy applicable licensure and accreditation standards that are imposed upon ELMCARE by accrediting bodies or by payors, with which ELMCARE contracts if such payor imposes standards upon ELMCARE, including but not limited to National Committee on Quality Assurance ("NCQA) and Utilization Management Standards of the American Accreditation Healthcare Commission (URAC).

2.6 - Medical Advisory - Omitted in its entirety.

ARTICLE 3 - REVENUES AND EXPENSES

Article omitted in its entirety.

ARTICLE 4 - COMPENSATION FOR ADMINISTRATIVE SERVICES

4.2 - Development Fee - Omitted in its entirety.

4.3-

                               -------------------------------------------------
                                     Administrative Expense Charge
                               -------------------------------------------------
                                 Professional              Full Risk
                                Risk Contracts             Contracts
--------------------------------------------------------------------------------
Commercial Payors - 1st Yr         $4.50 pmpm               $6.51 pmpm
                  - 2nd Yr         $4.60 pmpm               $6.65 pmpm
--------------------------------------------------------------------------------
Medicare                        To be determined         To be determined
--------------------------------------------------------------------------------

4.4 - Adjustment to Administrative Expense Charge - Omitted in its entirety.

6.1 - Term; Renewal.

Unless sooner terminated pursuant to this Article 6, the term of this Agreement shall be two (2) years. This Agreement shall automatically renew at the end of the initial term, and each subsequent term, for an additional one (1) year term, unless either party provides the other party with written notice of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then current term.

6.7 - Termination Due to Termination of Fritch. - Omitted in its entirety.

ARTICLE 10 - EXCLUSIVITY

10.1 - Exclusive Relationship with NAMM - Omitted in its entirety


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10.2 - Exclusivity Relationship with ELMCARE.

In the event that ELMCARE rejects or decides not to enter into a Risk Contract with a third party payor and an investor in ELMCARE elects to pursue such Risk Contract with the third party payor as permitted by the agreement between such investor and ELMCARE, then NAMM may provide to the investor in ELMCARE with respect to such Risk Contract services similar to those provided hereunder; provided however, that the cost of providing such services shall be charged to, and born entirely by, such investor in ELMCARE.

16.2 - Notice.

All notices, requests, demands and other communications required or permitted to be given hereunder shall be sent by (a) certified mail, return receipt requested or (b) facsimile to the parties or (c) commercial carrier that provides a signed receipt verifying actual delivery at the address set forth below. Such notices shall be deemed given seven (7) business days after being deposited in the United States mail or when receipt acknowledged, if sent by facsimile:

If to ELMCARE:                 ELMCARE, LLC
                               855 Church Court
                               Elmhurst, Illinois 60126
                               Attn: Executive Director
                               Facsimile: 630-993-5619

If to NAMM:                    North American Medical Management -Illinois Inc
                               4415 West Harrison Street, Suite 300
                               Hillside, Illinois
                               Attn: President
                               Facsimile: 630-432-4077

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of May 1, 2000.

ELMHURST PHYSICIAN HOSPITAL                   NORTH AMERICAN MEDICAL
ORGANIZATION, L.L.C.                          MANAGEMENT - ILLINOIS, INC.



BY:  /s/ Denise L. Meyers                     By: /s/ David Kanzler
    ----------------------------------            ------------------------------
         Denise L. Meyers                             David Kanzler

Title: Executive Director                     Title: Regional Vice President
       -------------------------------               ---------------------------

Date: May 22, 2000                            Date: June 15, 2000
      --------------------------------              ----------------------------